Loan Agreement

THIS LOAN AGREEMENT (“Agreement”) is entered into as of this 1st day of April 2019 by and between:

WISeCoin AG, a Swiss company with its principal place of business at General Guisan Strasse 6, 6300 Zug, Switzerland as lender (“Lender”); and

WISeCoin France R&D Lab. SAS, a French company registered at 350 avenue JRGG de la Lauzière, 31 Parc du Golf – CF 90519, 13593 Aix-en-Provence, France, as borrower (“Borrower”);

WITNESSETH:

WHEREAS, the Borrower has requested the Lender to extend to the Borrower a loan in the principal amount of up to EUR 250’000.00 (“Principal Amount”), and the Lender has agreed to extend to the Borrower the loan so requested by the Borrower.

NOW, THEREFORE, it is hereby agreed as follows:

1	Loan

1.1	The Lender shall extend to the Borrower the first instalment of the Principal Amount on 26th day of April 2019 (“Drawdown Date”).

1.2	The Lender shall extend to the Borrower further instalments up to the total Principal Amount available on such dates as agreed by the Lender and the Borrower (“Additional Drawdown Dates”).

1.3	In this Agreement, “Loan” shall mean the outstanding balance from time to time of the loan provided to the Borrower by the Lender.

1.4	The Borrower shall borrow the Principal Amount in multiple drawdowns, starting on the Drawdown Date and continuing on the Additional Drawdown Dates as and when the cash flow of the Borrower deems it necessary.

2	Interest, Default Interest and Costs

2.1	Interest shall accrue on the Loan at the rate of 3 percent (three per cent) per annum (“Interest Rate”).

2.2	Interest on the Loan at the Interest Rate shall be payable on the Repayment Date (as defined below).

3	Repayment

3.1	The repayment of the Loan shall be made at such time as agreed between the Borrower and the Lender (the “Repayment Date”) and as permitted under the terms of any subordination agreement between the Borrower and the Lender. In the event of a liquidity squeeze on the part of the lender, the loan shall be repaid within 10 days upon written request.

4	Subordination

4.1	Pursuant to the Subordination Agreement between the Borrower and the Lender, all future drawdowns under the Agreement are subject to subordination from the point of drawdown until such point as the terms for termination of the Subordination Agreement are met.

5	Term of the Agreement

5.1	The term of this Agreement shall commence on the date first set forth above and shall be effective until payment in full of all principal, interest and other sums payable by the Borrower hereunder.

6	Amendment

6.1	No amendment, alterations or modifications hereto shall be effective unless made in writing and executed by both parties.

7	Entire Agreement

7.1	This Agreement states the entire understanding of the parties with respect to its subject matter and supersedes all previous representations, understandings or agreements, whether oral or written, by or between the parties with respect to the subject matter hereof.

8	Governing Law and Jurisdiction

8.1	This Agreement shall be governed by and construed in accordance with the laws of Switzerland. The parties irrevocably agree that the Courts of Zug shall have jurisdiction in relation to any dispute or controversy arising out of or in respect of this Agreement.

9	Notices

9.1	All written notices, requests, demands, and other communications under this Agreement or in connection herewith shall be in the English language and be deemed to be properly served if sent by registered mail, email transmission or by facsimile transmission (with confirmed transmission receipt) or by delivery by hand to them at their respective addresses set forth above

Any notices sent by registered mail shall be deemed to have been given five days after dispatch. Any notices given by facsimile transmission as aforesaid shall be deemed to have been given upon dispatch. Any notices delivered by hand delivery shall be deemed to have been given on the date such delivery is made. Either party may change the address at any time by written notice to the other party.

10	Remedies and Waivers

10.1	No failure to exercise, nor any delay in exercising, on the part of either the Lender or the Borrower, any right or remedy under this agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

11	Counterparts and Language

11.1	This Agreement is written in English and executed in two counterparts, each of which shall be deemed an original. In case of conflict, the English text of this Agreement shall prevail over any translation thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

WISeCoin AG

/s/ Carlos Moreira

By: Carlos Moreira

Title: CEO

/s/ Peter Ward

By: Peter Ward

Title: CFO

WISeCoin France R&D Lab. SAS

/s/ Peter Ward

By: Peter Ward

Title: CFO

/s/ Bernard Vian

By: Bernard Vian

Title: Managing Director